Consent of Independent Accountants

To the Trustees of Scudder Securities Trust:

We consent to the incorporation by reference in Post-Effective Amendment No. 54 to the Registration Statement of Scudder Securities Trust on Form N-1A, of our report dated October 2, 1997 on our audit of the financial statements and financial highlights of Scudder Small Company Value Fund, which is included in the Annual Report to Shareholders for the year ended August 31, 1997, which is incorporated by reference in the Post-Effective Amendment to the Registration Statement.

We also consent to the reference to our Firm under the caption, "Experts."

                                           /s/COOPERS &  LYBRAND L.L.P.
Boston, Massachusetts                        COOPERS &  LYBRAND L.L.P.
December 29, 1997